Exhibit 3.23

BY-LAW NO. 1-2006

A by-law relating generally to

the transaction of the business

and affairs of

Axcan Pharma Inc.

These general by-laws of the Corporation also referred to as By-law no. 1-2006, (i) have been passed by a resolution of the Board of Directors on November 29, 2006 and amended on February 28, 2007 (ii) restate, amend and replace By-law no. 1-2002 and (iii) have been ratified by the shareholders at the Annual General and Special Meeting held on February 28, 2007.

DIRECTORS AND OFFICERS

1.	Calling of and Notice of Meetings

Meetings of the board will be held on such day and at such time and place as the chairman of the board, the president or any 2 directors may determine. Notice of meetings of the board will be given by the secretary, the chairman, the president or any 2 directors and shall be sent to each director not less than 48 hours prior to the time when the meeting is to be held. The notice of the meeting shall specify the place, the date and the time of such meeting. It need specify neither the purpose nor the agenda of the meeting, but shall however detail any questions regarding the reserved powers of the directors. In the case where the convening of a meeting is considered by the chairman of the board or the president of the Corporation, in his or her discretion to be a matter of urgency, he or she may give verbal or written notice of a meeting of the board by telephonic, electronic or other communication facility not less than 1 hour before such meeting is to be held, and such notice shall be adequate for the meeting so convened. Each newly elected board may without notice hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such board was elected.

2.	Quorum and Voting

A majority of directors shall constitute a quorum for the transaction of business. No business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present and at which 25% of the directors present are Canadian residents.

3.	Votes to Govern

At all meetings of the board every question will be decided by a majority of the votes cast on the question; and in case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

4.	Committees of the Board of Directors

The board of directors may appoint from its number, 1 or more committees of the board. The composition, powers, duties and rules governing the meetings of each and every committee so created shall be determined by the board of directors.

5.	Officers

The board of directors may, when deemed necessary, appoint any qualified person, who need not be a shareholder of the Corporation, to the office of chairman of the board, chief executive officer, president, vice-president(s), treasurer, secretary or other similar position and provide for assistance to such officers. The board of directors may also fix the remuneration of any officer or assistant so appointed. Each individual appointed by the board of directors (i) may hold 2 or more offices within the Corporation, and (ii) shall have the powers and duties determined by the board of directors. The board of directors may also delegate to a managing director or committees of the board, the right to appoint any such qualified person and fix their remuneration, except for the office of the chairman of the board, chief executive officer and president.

6.	Interest of Directors and Officers Generally in Contracts

No director or officer will be disqualified by his or her office from contracting with the Corporation nor will any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor will any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established provided that, in each case, the director or officer has complied with the provisions of the Canada Business Corporations Act and other applicable securities laws.

SHAREHOLDERS’ MEETINGS

7.	Notice of Meetings

Notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation not less than 21 days and no more than 60 days before the time when the meeting is to be held.

8.	Quorum

At any meeting of shareholders a quorum will be of at least 2 persons (i) present in person or by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, (ii) entitled to vote at the meeting and (iii) holding or representing by proxy not less than 25% of the votes entitled to be cast at the meeting.

9.	Meetings by Telephonic or Electronic Means

A meeting of the shareholders may be held by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.	Postponement or Cancellation of Meetings

A meeting of shareholders may be postponed or cancelled by the board at any time prior to the date of the meeting.

11.	Procedures at Meetings

The board of directors may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order and special rules that may be deemed necessary or useful when using telephoned, electronic or similar means. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

12.	Scrutineers

The chairman at any meeting of shareholders may appoint one or more persons (who need not be shareholders) to act as scrutineer or scrutineers at the meeting.

INDEMNIFICATION

13.	Indemnification of Directors and Officers

The Corporation will indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the Canada Business Corporations Act.

14.	Indemnity of Others

Except as otherwise required by the Canada Business Corporations Act and subject to paragraph 13, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and

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reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she served at the Corporation’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

15.	Right of Indemnity Not Exclusive

The provisions for indemnification contained in this or any by-laws of the Corporation will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

16.	No Liability of Directors or Officers for Certain Matters

To the extent permitted by law, no director or officer for the time being of the Corporation will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation is employed by or performs services for the Corporation otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact that the person is a director or officer of the Corporation will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

17.	Liability Insurance

The Corporation maintains insurance for the benefit of a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or has acted, at the Corporation’s request, as a director or officer, or an individual acting in a similar capacity against any liability incurred by the individual (i) in the individual’s capacity as a director or an officer of the Corporation or (ii) in the individual’s capacity as a director or officer or similar capacity of another entity if the individual acts or acted in that capacity at the Corporation’s request.

18.	Indemnification in Derivative Actions

The Corporation may, with the approval of the court, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favor, advance to a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or has acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, moneys referred to in this paragraph 18 or indemnify against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions imposed by the Canada Business Corporations Act.

19.	Reimbursement of Expenses

Subject to a contractual agreement specifying or restricting this undertaking, a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or has acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity, if the individual seeking indemnity fulfills the conditions imposed by the Canada Business Corporation Act.

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His right to this indemnity will be exercised by the production, if need be, of supporting documents.

SHARE CERTIFICATES, TRANSFER AGENTS AND DIRECT REGISTRATION SYSTEM

20.	Share Certificates

Share certificates (and the form of stock transfer power on the reverse side thereof) shall be in such form as the board of directors may from time to time approve by resolution. Such certificates shall be signed by 1 director and an officer of the Corporation. When signed, certificates shall be valid and binding upon the Corporation. Where a shareholder declares in writing that a share certificate which he or she holds has been lost, destroyed or stolen and describes the circumstance surrounding the event, the Corporation shall issue a new certificate in favour of the shareholder provided that the:

a)	shareholder’s request has been made to the Corporation before the latter has been notified of the acquisition of his certificate by a purchaser acting in good faith;

b)	shareholder has provided the Corporation with a sufficient bond; and

c)	shareholder has satisfied any other reasonable requirements which the directors, the president or the secretary of the Corporation may determine.

21.	Transfer Agents

The board of directors may, from time to time, by resolution, appoint 1 or more transfer agents to keep register of transfers and/or 1 or more registrars to keep the securities registers. The transfer agent and/or agent keeping the securities registers shall keep the registers required for the recording or transfers of the securities of the Corporation. All certificates representing securities issued by the Corporation shall, in the event of any such appointment, be countersigned by or on behalf of 1 of the said transfer agents and/or registrars as the case may be.

22.	Direct Registration System

Notwithstanding any other provision in this by-law, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of share certificates, including provisions for notice to purchasers in substitution for any required statements on share certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

BANKING ARRANGEMENTS

23.	Banking Arrangements

The banking business of the Corporation, or any part thereof, will be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, will be transacted on the Corporation’s behalf by 1 or more officers or other persons as the board may designate, direct or authorize from time to time.

MISCELLANEOUS

24.	Invalidity of Any Provisions of this By-law

The invalidity or unenforceability of any provision of this by-law will not affect the validity or enforceability of the remaining provisions of this by-law.

25.	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting its substance will not invalidate any action taken at any meeting to which the notice related or otherwise founded on the notice.

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INTERPRETATION

26.	Interpretation

In this by-law and all other by-laws of the Corporation words importing the singular number include the plural and vice versa; words importing any gender include both genders; words importing persons include individuals, Corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities; “board” means the board of directors of the Corporation; “Canada Business Corporations Act” means Canada Business Corporations Act, R.S.C. 1985, c. C-44 as from time to time amended, re-enacted or replaced; terms that are not otherwise defined in this by-law have the meanings attributed to them in the Canada Business Corporations Act; and “meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders; the provisions of the Canada Business Corporations Act apply to these by-laws provided that in the event of incompatibility with the Canada Business Corporations Act, the provisions of the Canada Business Corporations Act will prevail to the extent of such incompatibility.

27.	Discretion

Unless otherwise provided, where the by-laws confer a discretionary power on the directors, the latter shall exercise such power as they shall see fit, and shall act with integrity and faithfully, and in the best interests of the Corporation. The directors may also decide not to exercise such power. No provision contained in these by-laws shall be interpreted so as to increase the incumbent duties of the directors beyond those which are provided in the Canada Business Corporations Act.

REPEAL

28.	Repeal

By-law no. 1-2002 of the Corporation is repealed as of the coming into force of this by-law provided that such repeal will not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed will continue to act as if appointed by the directors under the provisions of this by-law or the Canada Business Corporations Act until their successors are appointed.

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BY-LAW NO. 1-2006 adopted by the Board of Directors of the Corporation on November 29, 2006 and amended on February 28, 2007

/s/ François Painchaud
François Painchaud
Secretary

BY-LAW NO. 1-2006 ratified by the shareholders of the Corporation on February 28, 2007.

/s/ François Painchaud
François Painchaud
Secretary

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